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                                                                    EXHIBIT 23.3

Boards of Directors
  Skyview Broadcasting Networks, Inc.
  Airborne Broadcast Consultants
  Airborne Broadcasting Systems, Inc.:

    We consent to the use of our report included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                                           KPMG PEAT MARWICK LLP

Houston, Texas
September 24, 1996